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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-41723) and related Prospectus of BTI Telecom Corp., for the offer to exchange its 10 1/2% Senior Notes due 2007 and to the inclusion herein of our reports dated February 21, 1997, with respect to the financial statements of BTI Telecom Corp. and FiberSouth, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996.

                                             /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
January 29, 1998